Exhibit 3.23

State of Tennessee				For Office Use Only

Department of State		TENNESSEE ARTICLES OF
Corporation Section		ORGANIZATION OF A
18th Floor, James K. Polk Building		LIMITED LIABILITY COMPANY
Nashville, TN 37243-0306

The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48A-5-101, adopts the following Articles of Organization.

1.	The name of the Limited Liability Company is :
Machining Technology Group, LLC
(NOTE : Pursuant to the provisions of § 48A-7-101, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

2.	The name and address of the Limited Liability Company’s Initial registered agent and office located in the state of Tennessee is:
Gary Stavrum
(Name)

	9717 Woodland View Lane		Cordova	TN 38018
	(Street Address)		(City)	(State/Zip Code)

SHELBY
(Country)

3.	List the name and address of the members organizing and/or members in this Limited Liability Company.

	Gary Stavrum	9717 Woodland View Lane Cordova, TN 38018
	(Name)	(Address: Include City, State and Zip Code)

	Bryan Dowdy	1132 Highway 179 Covington, TN 38019
	(Name)	(Address: Include City, State and Zip Code)

	Timothy W. Hanson	8927 Gooseberry Cove Cordova, TN 38018
	(Name)	(Address: Include City, State and Zip Code)

4.	At the date and time of formation there are two (2) or more members. Number of members			3 .
5.	The Limited Liability Company will be: (NOTE: PLEASE MARK APPLICABLE BOX)
	☐ Board Managed	☒ Member Managed

6.	Number of members at the date of filing		3	.

7.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

	Date	, 19	. Time

8.	The complete address of the Limited Liability Company’s principal office is:
	9717 Woodland View Lane		Cordova	TN 38018 SHELBY
	(Street Address)		(City)	(State/Country/Zip Code)

9.	Period of Duration:	December 31, 2025 (unless amended through articles and agreement)

10.	Other Provisions:

11.	Do the members, parties (other than the LLC) to a contribution agreement or a contribution allowance agreement, have preemptive rights? (NOTE: PLEASE MARK THE APPLICABLE BOX)
	☒ Yes	☐ No

10/9/98		/s/ Gary E. Stavrum
Signature Date		Signature (manager or member authorized to sign by the Limited Liability Company)

President		Gary E. Stavrum
Signer’s Capacity		Name (typed or printed)